UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2006

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Please refer to the disclosure provided under Item 3.03 of this Current Report on Form 8-K.

Item 3.03 Material Modifications to Rights of Security Holders.

On December 5, 2006, The Allied Defense Group, Inc. (the "Company") and Mellon Investor Services, LLC, as Right Agent, entered into a Second Amendment to Rights Agreement dated as of November 30, 2006 (the "Amendment"), to amend that certain Rights Agreement, dated as of June 6, 2001 between the Company and the Rights Agent, as amended by that certain First Amendment To Rights Agreement dated as of June 15, 2006 (collectively, the "Rights Agreement"). Each preferred share purchase right issued under the Rights Agreement, when exercisable, entitles the holder to purchase from the Company 1/100th of a share of Company preferred stock at a price of $50.00 subject to adjustment. The description and terms of the rights are set forth in the Rights Agreement, a copy of which was filed in a Form 8-A filed on June 25, 2001, as amended by a Form 8-A/A filed on June 21, 2006, and which is incorporated herein by reference.

The Amendment changes the Acquiring Person ownership threshold trigger from 20% to 25%.

A copy of the Amendment is attached as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Attached as exhibits to this form are the documents listed below:

4.1 Rights Agreement, dated as of June 6, 2001 (incorporated by reference to Form 8-A filed on June 25, 2001).

4.2 First Amendment To Rights Agreement, dated as of June 15, 2006 (incorporated by reference to Form 8-A/A filed on June 21, 2006).

4.3. Second Amendment To Rights Agreement, dated as of November 30, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

December 7, 2006	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

4.3	Second Amendment To Rights Agreement, dated as of November 30, 2006.